Exhibit 10.10(d)

                       FOURTH AMENDMENT TO

                   CONTINENTAL AIRLINES, INC.

                   1994 INCENTIVE EQUITY PLAN


    RESOLVED, that pursuant to paragraph 15 of the Company's 1994
Incentive Equity Plan, as amended, such Plan be and hereby is amended such that the penultimate paragraph of paragraph 11 of such Plan shall read in its entirety as follows:

    "Upon the occurrence of a Change in Control, with respect to each Participant, (AA) all Stock Options granted to such Participant and outstanding at such time shall immediately vest and become exercisable in full (but subject, however, in the case of ISOs, to the aggregate fair market value, determined as of the date the ISOs are granted, of the stock with respect to which ISOs are exercisable for the first time by such Participant during any calendar year not exceeding $100,000) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Stock Options shall terminate and (BB) all restrictions applicable to such Participant's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full."